Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
April 30, 2013

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $68 MILLION, OR $0.21 PER DILUTED SHARE, AND NET EARNINGS OF $346 MILLION, OR $1.09 PER DILUTED SHARE

Bethesda, MD - April 30, 2013 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the quarter ended March 31, 2013 of $68 million, or $0.21 per diluted share. NOI after income taxes for the quarter ended March 31, 2013 was $46 million, or $0.14 per diluted share. Net earnings for the quarter ended March 31, 2013 were $346 million, or $1.09 per diluted share. As of March 31, 2013, net asset value (“NAV”) per share was $19.04, a $1.20, or 7% per share, increase from the December 31, 2012 NAV per share of $17.84.

Q1 2013 FINANCIAL SUMMARY

•	$0.21 NOI before income taxes per diluted share, or $68 million

✓	$47 million decrease over Q4 2012

✓	$0.14 NOI after income taxes per diluted share, or $46 million

•	$0.12 net realized earnings per diluted share, or $38 million

✓	$60 million decrease over Q4 2012

•	$0.97 net unrealized appreciation per diluted share, or $308 million

✓	$283 million increase over Q4 2012

•	$1.09 net earnings per diluted share, or $346 million

✓	25% annualized return on average shareholders' equity

✓	$223 million increase over Q4 2012

•	$281 million of cash proceeds from realizations

•	$113 million of securitized debt repaid

•	9.0 million shares repurchased, totaling $128 million, of American Capital common stock

✓	$14.23 average price per share

✓	$0.14 accretive to NAV per share

•	$19.04 NAV per share

✓	$1.20 per share, or 27% annualized increase over Q4 2012

“Our positive momentum from 2012 continued into the first quarter of 2013,” said Malon Wilkus, Chairman and Chief Executive Officer.  “We are quite pleased with the $1.20 increase in our NAV per share, which was driven by continued growth of our asset management business, an increase in the value of European Capital and continued stock repurchases. Additionally, our NAV per share grew 21% from the first quarter of last year, which is a terrific growth rate. I believe as we continue to execute on our growth strategies and enhance the performance of our operating companies, and as the economy continues its recovery, our NAV per share should advance as well.”

American Capital, Ltd.
April 30, 2013

PORTFOLIO VALUATION
For the quarter ended March 31, 2013, net unrealized appreciation, before income taxes, totaled $308 million. The primary components of the net unrealized appreciation were:

•
$214 million unrealized appreciation in American Capital's investment in American Capital Asset Management, LLC, its alternative asset management company, due to an increase in actual and forecasted growth;

•
$90 million net unrealized appreciation in American Capital's investment in European Capital, primarily due to a decrease in the implied discount to European Capital's NAV as a result of European Capital's comparable companies trading at higher multiples as well as an increase in the NAV of European Capital; and

✓	The Company's equity investment in European Capital was valued at $790 million as of March 31, 2013, or 85% of NAV, compared to $700 million as of December 31, 2012, or 75% of NAV.

•	$13 million net unrealized appreciation from American Capital's private finance portfolio.

“Our asset management business continues its strong performance,” said John Erickson, Chief Financial Officer. “As of the end of the quarter, it had $15 billion of earning assets under management, a 20% increase from year end. It successfully added $2.4 billion of earning assets in its residential mortgage businesses and sponsored the issuance of a $414 million CLO during the quarter. We look forward to continued growth and expansion of our asset management business in 2013.”

PORTFOLIO LIQUIDITY, NEW COMMITTED INVESTMENTS AND LOAN PERFORMANCE
In the first quarter of 2013, $281 million of cash proceeds were received from realizations of portfolio investments. American Capital made $98 million in new committed investments during the quarter. The weighted average effective interest rate on American Capital's debt investments as of March 31, 2013 was 10.6%, 80 basis points lower than the December 31, 2012 rate of 11.4%. As of March 31, 2013, loans with a fair value of $208 million were on non-accrual, representing 11.3% of total loans at fair value, compared to $177 million fair value of non-accrual loans, representing 9.0% of total loans at fair value as of December 31, 2012. The $31 million net increase in the fair value of loans on non-accrual was generally driven by new non-accruing loans as a result of weaker company performance.

“In the first quarter, we completed the One Stop Buyout® of Service Experts, a leading HVAC company, committing $27 million,” said Gordon O'Brien, President, Specialty Finance and Operations. “The transaction was implemented by our Special Situations Group as a value opportunity. With 2012 revenue of $385 million, we believe there is opportunity for significant operational improvement and upside potential. The investment follows two One Stop Buyouts® we completed in December 2012, in which we committed $301 million.”

STOCK REPURCHASE AND DIVIDEND PROGRAM
During the third quarter of 2011, American Capital's Board of Directors adopted a program that may provide for repurchases of shares or dividend payments through December 31, 2013. Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends. Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to the NAV of its shares.

In determining the quarterly amount for repurchases or dividends, the Company's Board will be guided by the Company's cumulative net cash provided by operating activities in the prior quarter and since the beginning of 2012, cumulative repurchases or dividends, cash on hand, debt service considerations, investment plans, forecasts of financial liquidity and economic conditions, operational issues and the then current trading price of American Capital stock.

The repurchase and dividend program may be suspended, terminated or modified at any time for any reason. The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During the first quarter of 2013, American Capital made open market purchases of 9.0 million shares, or $128 million, of American Capital common stock at an average price of $14.23 per share. Since the inception of the program, American Capital has made open market purchases of 61.4 million shares, or $624 million, of American Capital common stock at an average price of $10.16 per share. This represented 18% of shares outstanding immediately prior to the inception of the program in August 2011.

American Capital, Ltd.
April 30, 2013

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of March 31, 2013, December 31, 2012 and March 31, 2012
(in millions, except per share amounts)

	Q1	Q4	Q1 2013 Versus Q4 2012		Q1	Q1 2013 Versus Q1 2012
	2013	2012	$	%	2012	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $5,694, $5,842 and $6,322, respectively)	$5,411	$5,265	$146	3%	$5,379	$32	1%
Cash and cash equivalents	360	331	29	9%	313	47	15%
Restricted cash and cash equivalents	53	140	(87)	(62%)	205	(152)	(74%)
Interest and dividend receivable	48	43	5	12%	44	4	9%
Deferred tax asset, net	452	455	(3)	(1%)	396	56	14%
Derivative agreements at fair value	8	11	(3)	(27%)	10	(2)	(20%)
Other	71	74	(3)	(4%)	74	(3)	(4%)
Total assets	$6,403	$6,319	$84	1%	$6,421	$(18)	—

Liabilities and Shareholders' Equity
Debt	$662	$775	$(113)	(15%)	$1,132	$(470)	(42%)
Derivative agreements at fair value	22	38	(16)	(42%)	105	(83)	(79%)
Other	50	77	(27)	(35%)	70	(20)	(29%)
Total liabilities	734	890	(156)	(18%)	1,307	(573)	(44%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 303.0, 310.1 and 332.5 issued and 297.8, 304.4 and 325.6 outstanding, respectively	3	3	—	—	3	—	—
Capital in excess of par value	6,677	6,783	(106)	(2%)	7,024	(347)	(5%)
Distributions in excess of net realized earnings	(837)	(875)	38	4%	(1,058)	221	21%
Net unrealized depreciation of investments	(174)	(482)	308	64%	(855)	681	80%
Total shareholders' equity	5,669	5,429	240	4%	5,114	555	11%
Total liabilities and shareholders' equity	$6,403	$6,319	$84	1%	$6,421	$(18)	—

NAV per common share outstanding	$19.04	$17.84	$1.20	7%	$15.71	$3.33	21%

American Capital, Ltd.
April 30, 2013

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2013 and December 31, 2012
(in millions, except per share data)
(unaudited)

			Q1 2013 Versus Q4 2012
	Q1 2013	Q4 2012	$	%

OPERATING REVENUE
Interest and dividend income	$122	$157	$(35)	(22%)
Fee income	11	23	(12)	(52%)
Total operating revenue	133	180	(47)	(26%)

OPERATING EXPENSES
Interest	11	12	(1)	(8%)
Salaries, benefits and stock-based compensation	41	40	1	3%
General and administrative	13	13	—	—
Total operating expenses	65	65	—	—

NET OPERATING INCOME BEFORE INCOME TAXES	68	115	(47)	(41%)

Tax provision	(22)	(32)	10	31%
NET OPERATING INCOME	46	83	(37)	(45%)

Net realized (loss) gain
Portfolio company investments	(7)	9	(16)	NM
Derivative agreements	(14)	(3)	(11)	(367%)
Tax benefit	13	9	4	44%
Total net realized (loss) gain	(8)	15	(23)	NM

NET REALIZED EARNINGS	38	98	(60)	(61%)

Net unrealized appreciation (depreciation)
Portfolio company investments	335	22	313	1,423%
Foreign currency translation	(40)	36	(76)	NM
Derivative agreements	13	3	10	333%
Tax provision	—	(36)	36	100%
Total net unrealized appreciation	308	25	283	1,132%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS")	$346	$123	$223	181%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.15	$0.27	$(0.12)	(44%)
Diluted	$0.14	$0.26	$(0.12)	(46%)

NET REALIZED EARNINGS PER COMMON SHARE
Basic	$0.12	$0.32	$(0.20)	(63%)
Diluted	$0.12	$0.31	$(0.19)	(61%)

NET EARNINGS PER COMMON SHARE
Basic	$1.13	$0.40	$0.73	183%
Diluted	$1.09	$0.38	$0.71	187%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	305.4	309.7	(4.3)	(1%)
Diluted	317.9	320.7	(2.8)	(1%)
______________________________
NM = Not meaningful

American Capital, Ltd.
April 30, 2013

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended March 31, 2013, December 31, 2012 and March 31, 2012
(in millions, except per share data)
(unaudited)
			Q1 2013 Versus Q4 2012			Q1 2013 Versus Q1 2012
	Q1 2013	Q4 2012	$	%	Q1 2012	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,403	$6,319	$84	1%	$6,421	$(18)	—
Third-Party Assets at Fair Value(1)	110,639	110,481	158	—	94,654	15,985	17%
Total	$117,042	$116,800	$242	—	$101,075	$15,967	16%

Third-Party Earning Assets Under Management(2)	$14,881	$12,381	$2,500	20%	$10,286	$4,595	45%
Total Earning Assets Under Management(3)	$21,208	$18,642	$2,566	14%	$16,640	$4,568	27%

New Investments
Senior Debt	$80	$349	$(269)	(77%)	$25	$55	220%
Mezzanine Debt	—	27	(27)	(100%)	—	—	—
Preferred Equity	16	79	(63)	(80%)	2	14	700%
Common Equity	2	63	(61)	(97%)	56	(54)	(96%)
Structured Products	—	9	(9)	(100%)	—	—	—
Total by Security Type	$98	$527	$(429)	(81%)	$83	$15	18%

Financing for Private Equity Buyouts	$29	$87	$(58)	(67%)	$—	$29	100%
Investments in Managed Funds	—	50	(50)	(100%)	—	—	—
American Capital One Stop Buyouts®	27	301	(274)	(91%)	—	27	100%
Structured Products	—	9	(9)	(100%)	—	—	—
Add-on Investment in American Capital Asset Management, LLC	—	30	(30)	(100%)	56	(56)	(100%)
Add-on Financing for Growth and Working Capital	3	6	(3)	(50%)	12	(9)	(75%)
Add-on Financing for Working Capital in Distressed Situations	3	5	(2)	(40%)	15	(12)	(80%)
Add-on Financing for Acquisitions	—	10	(10)	(100%)	—	—	—
Add-on Financing for Recapitalizations, not Including Distressed Investments	36	29	7	24%	—	36	100%
Total by Use	$98	$527	$(429)	(81%)	$83	$15	18%

Realizations
Sale of Equity Investments	$60	$129	$(69)	(53%)	$47	$13	28%
Principal Prepayments	148	403	(255)	(63%)	288	(140)	(49%)
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	60	93	(33)	(35%)	51	9	18%
Scheduled Principal Amortization	9	6	3	50%	10	(1)	(10%)
Loan Syndications and Sales	4	3	1	33%	—	4	100%
Total by Source	$281	$634	$(353)	(56%)	$396	$(115)	(29%)

American Capital One Stop Buyouts®	$169	$454	$(285)	(63%)	$198	$(29)	(15%)
Private Equity Buyouts	86	145	(59)	(41%)	72	14	19%
American Capital Asset Management, LLC	8	4	4	100%	3	5	167%
Direct and Other Investments	13	27	(14)	(52%)	117	(104)	(89%)
Structured Products	5	4	1	25%	6	(1)	(17%)
Total by Product Line	$281	$634	$(353)	(56%)	$396	$(115)	(29%)

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$31	$33	$(2)	(6%)	$15	$16	107%
Gross Realized Loss	(38)	(24)	(14)	(58%)	(137)	99	72%
Portfolio Net Realized (Loss) Gain	(7)	9	(16)	NM	(122)	115	94%
Foreign Currency Transactions	—	—	—	—	1	(1)	(100%)
Derivative Agreements	(14)	(3)	(11)	(367%)	(8)	(6)	(75%)
Tax Benefit	13	9	4	44%	22	(9)	(41%)
Net Realized (Loss) Gain	(8)	15	(23)	NM	(107)	99	93%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	82	103	(21)	(20%)	127	(45)	(35%)
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(69)	(101)	32	32%	(56)	(13)	(23%)
Net Unrealized Appreciation of Private Finance Portfolio Investments	13	2	11	550%	71	(58)	(82%)
Net Unrealized Appreciation of European Capital Investment	111	31	80	258%	148	(37)	(25%)

American Capital, Ltd.
April 30, 2013

Net Unrealized Appreciation (Depreciation) of European Capital Foreign Currency Translation	17	(16)	33	NM	(21)	38	NM
Net Unrealized Appreciation of American Capital Asset Management, LLC	214	—	214	100%	287	(73)	(25%)
Net Unrealized Appreciation of American Capital Mortgage Investment Corp.	—	—	—	—	7	(7)	(100%)
Net Unrealized (Depreciation) Appreciation of Structured Products	(8)	5	(13)	NM	18	(26)	NM
Reversal of Prior Period Net Unrealized (Appreciation) Depreciation Upon Realization	(12)	—	(12)	100%	117	(129)	NM
Net Unrealized Appreciation of Portfolio Company Investments	335	22	313	1,423%	627	(292)	(47%)
Foreign Currency Translation - European Capital	(38)	35	(73)	NM	37	(75)	NM
Foreign Currency Translation - Other	(2)	1	(3)	NM	1	(3)	NM
Derivative Agreements	4	3	1	33%	(6)	10	NM
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Terminated Swaps	9	—	9	100%	—	9	100%
Tax Provision	—	(36)	36	100%	(21)	21	100%
Net Unrealized Appreciation of Investments	308	25	283	1,132%	638	(330)	(52%)

Net Gains, Losses, Appreciation and Depreciation	$300	$40	$260	650%	$531	$(231)	(44%)

Other Financial Data
NAV per Share	$19.04	$17.84	$1.20	7%	$15.71	$3.33	21%
Debt at Cost	$662	$775	$(113)	(15%)	$1,132	$(470)	(42%)
Debt at Fair Value	$674	$781	$(107)	(14%)	$1,116	$(442)	(40%)
Market Capitalization	$4,348	$3,659	$689	19%	$2,826	$1,522	54%
Total Enterprise Value(4)	$4,650	$4,103	$547	13%	$3,645	$1,005	28%
Asset Coverage Ratio	956%	801%			552%
Debt to Equity Ratio	0.1x	0.1x			0.2x
Credit Quality
Weighted Average Effective Interest Rate on Debt Investments at Period End	10.6%	11.4%			11.1%
Loans on Non-Accrual at Cost	$313	$260	$53	20%	$356	$(43)	(12%)
Loans on Non-Accrual at Fair Value	$208	$177	$31	18%	$178	$30	17%
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	16.3%	12.9%			15.0%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	11.3%	9.0%			8.1%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	66.5%	68.1%			50.0%
Past Due Loans at Cost	$73	$54	$19	35%	$22	$51	232%
Debt to Equity Conversions at Cost	$1	$—	$1	100%	$20	$(19)	(95%)
Return on Average Equity
LTM Net Operating Income Return on Average Shareholders' Equity	7.3%	7.7%			9.3%
LTM Net Realized Earnings Return on Average Shareholders' Equity	4.2%	2.5%			—%
LTM Net Earnings Return on Average Shareholders' Equity	16.8%	22.1%			25.1%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	3.3%	6.1%			4.1%
Current Quarter Annualized Net Realized Earnings (Loss) Return on Average Shareholders' Equity	2.8%	7.3%			(4.8%)
Current Quarter Annualized Net Earnings Return on Average Shareholders' Equity	24.9%	9.1%			47.9%
______________________________
NM = Not meaningful

(1)
Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American Capital Equity I, American Capital Equity II, ACAS CLO 2007-1, ACAS CLO 2012-1 and ACAS CLO 2013-1, less American Capital's investment in the funds. Total assets of American Capital Agency Corp. and American Capital Mortgage Investment Corp. are as of December 31, 2012.

(2)	Represents third-party earning assets under management from which the associated base management fees are calculated.

(3)
Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.
April 30, 2013

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	Pre-2001	2001	2002	2003	2004	2005	2006	2007	2008	2011	2012	2013	Pre-2001 - 2013 Static Pools Aggregate
IRR at Fair Value of All Investments(2)	8.0%	18.1%	7.6%	20.3%	13.5%	14.0%	10.7%	(2.7%)	8.3%	22.4%	5.6%	N/M	9.2%
IRR of Exited Investments(3)	9.2%	18.6%	9.7%	20.0%	15.8%	22.0%	8.4%	(3.6%)	3.7%	29.4%	14.3%	N/A	10.2%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	6.2%	46.4%	11.2%	27.3%	25.7%	16.2%	14.7%	(6.7%)	19.7%	29.0%	(27.9%)	N/M	13.1%
IRR of Exited Equity Investments Only(3)(4)(5)	10.9%	46.4%	21.4%	36.7%	45.8%	49.7%	11.5%	7.9%	35.3%	35.1%	N/A	N/A	26.2%
IRR at Fair Value of All One Stop Buyout® Investments(2)	1.8%	17.1%	9.9%	18.8%	15.7%	29.3%	13.1%	2.6%	15.4%	—%	(2.8%)	N/M	14.0%
IRR at Fair Value of All One Stop Buyout® Equity Investments(2)(4)(5)	(9.3%)	53.8%	11.0%	24.5%	25.4%	41.3%	16.6%	(7.0%)	15.3%	—%	(27.9%)	N/M	18.8%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	9.5%	N/A	(2.6%)	17.4%	4.5%	26.1%	12.0%	(0.8%)	15.5%	—%	(2.8%)	N/M	11.9%
IRR of Exited One Stop Buyout® Investments(3)	1.4%	17.1%	14.7%	16.3%	21.4%	30.6%	11.9%	13.9%	13.9%	N/A	N/A	N/A	15.1%
Committed Investments(7)	$1,065	$376	$967	$1,437	$2,268	$4,949	$5,326	$7,501	$1,047	$140	$419	$56	$25,551
Total Exits and Prepayments of Committed Investments(7)	$999	$367	$836	$1,267	$2,084	$2,661	$4,384	$5,438	$503	$50	$42	$—	$18,631
Total Interest, Dividends and Fees Collected	$400	$143	$345	$460	$704	$1,301	$1,396	$1,415	$360	$20	$16	$1	$6,561
Total Net Realized (Loss) Gain on Investments	$(135)	$(23)	$(118)	$170	$16	$374	$(305)	$(1,169)	$(104)	$10	$1	$—	$(1,283)
Current Cost of Investments	$71	$4	$111	$150	$200	$2,051	$715	$1,660	$374	$49	$265	$44	$5,694
Current Fair Value of Investments	$22	$—	$61	$301	$132	$2,458	$818	$940	$337	$49	$253	$40	$5,411
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.4%	—%	1.1%	5.6%	2.5%	45.4%	15.1%	17.4%	6.2%	0.9%	4.7%	0.7%	100.0%
Net Unrealized (Depreciation) Appreciation	$(49)	$(4)	$(50)	$151	$(68)	$407	$103	$(720)	$(37)	$—	$(12)	$(4)	$(283)
Non-Accruing Loans at Cost	$19	$—	$46	$—	$10	$63	$76	$62	$37	$—	$—	$—	$313
Non-Accruing Loans at Fair Value	$19	$—	$19	$—	$5	$53	$39	$40	$33	$—	$—	$—	$208
Equity Interest at Fair Value(4)	$—	$—	$—	$263	$70	$2,023	$417	$371	$107	$7	$72	$11	$3,341
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	7.2	N/A	14.5	2.6	5.6	1.5	4.2	5.4	6.3	5.0	4.7	4.5	3.8
Interest Coverage(10)(12)(13)(16)	1.7	N/A	1.3	3.6	7.9	0.6	3.3	1.9	2.3	2.0	6.3	1.6	2.2
Debt Service Coverage(11)(12)(13)(16)	1.7	N/A	1.3	3.2	6.5	0.5	2.5	1.6	2.1	1.5	3.2	1.5	1.6
Average Age of Companies(13)(16)	43 yrs	N/A	29 yrs	40 yrs	38 yrs	16 yrs	37 yrs	32 yrs	19 yrs	31 yrs	18 yrs	17 yrs	26 yrs
Diluted Ownership Percentage(4)(17)	85%	—%	—%	56%	79%	92%	48%	60%	57%	50%	90%	90%	78%
Average Revenue(13)(14)(16)	$49	$—	$43	$214	$47	$182	$155	$201	$88	$167	$178	$317	$171
Average Adjusted EBITDA(8)(13)(16)	$5	$—	$7	$45	$12	$82	$40	$34	$21	$37	$44	$41	$52
Total Revenue(13)(14)	$82	$234	$80	$1,416	$272	$1,262	$2,922	$4,189	$1,218	$194	$2,174	$921	$14,964
Total Adjusted EBITDA(8)(13)	$7	$2	$9	$199	$42	$305	$409	$561	$224	$43	$425	$110	$2,336
% of Senior Loans(12)(13)(15)	72%	—%	81%	—%	38%	32%	37%	65%	29%	—%	65%	100%	46%
% of Loans with Lien(12)(13)(15)	100%	—%	100%	100%	100%	77%	93%	93%	67%	—%	100%	100%	62%

Majority Owned Portfolio Companies (“MOPC”)(6)	Pre-2001 - 2013 Static Pools Aggregate
Total Number of MOPC	44
Total Revenue(14)	$3,516
Total Gross Profit(14)	$1,829
Total Adjusted EBITDA(8)	$754

Total Capital Expenditures(14)	$107
Total Current ACAS Investment in MOPC at Fair Value	$3,414
Total Current ACAS Investment in MOPC at Cost Basis	$3,004
Total Current ACAS Debt Investment in MOPC at Fair Value	$1,063
Total Current ACAS Debt Investment in MOPC at Cost Basis	$1,131
Diluted Ownership Percentage of ACAS in MOPC(17)	76%

Total Cash(18)	$179
Total Assets(18)	$4,818
Total Debt(18)	$3,778
Total Third-party Debt at Cost(18)	$2,176
Total Shareholders' Equity(18)(19)	$3,194
———————
NM = Not Meaningful

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

2)	Assumes investments are exited at current fair value.

3)	Includes fully exited investments of existing portfolio companies.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of the collateralized loan obligations. Excludes our investment in European Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)
Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS's debt in each portfolio company's debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)
Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

11)
Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

12)	Excludes investments in which we own only equity.

13)	Excludes investments in Structured Products and managed funds.

14)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

15)	As a percentage of our total debt investments.

16)	Weighted average based on fair value.

17)	Weighted average based on fair value of equity investments.

18)	As of the most recent month end available.

19)	Calculated as the estimated enterprise value of the MOPC less the cost basis of any outstanding debt of the MOPC.

American Capital, Ltd.
April 30, 2013

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on May 1, 2013 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q1 2013 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on May 1, 2013. In addition, there will be a phone recording available from 1:00 pm ET May 1, 2013 until 9:00 am ET May 16, 2013. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10027589.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $21.2 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $117 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $13 billion market capitalization and American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1.5 billion market capitalization. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission ("SEC") and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.